AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2007

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DYAX CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3053198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Technology Square
Cambridge, Massachusetts 02139
(617) 225-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry E. Blair
Chief Executive Officer
Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139
(617) 225-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Nathaniel S. Gardiner, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Security(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $.01 par value per share(3)(4)	4,400,000	$5.23	$23,012,000	$707

(1)             Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sale prices of the registrant’s common stock on April 18, 2007 as reported on The Nasdaq Global Market.

(2)             In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)             Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(4)             In accordance with Rule 416 under the Securities Act, we are also registering an indeterminate number of additional shares of common stock that may be issued from time to time as a result of stock splits, stock dividends and similar events.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED APRIL 24, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

DYAX CORP.

4,400,000 Shares

COMMON STOCK

This prospectus relates to the resale of 4,400,000 shares of common stock, par value $.01 per shares of Dyax Corp. (“we” or “us”) by Genzyme Corporation or its successors.  The shares of common stock were acquired by Genzyme pursuant to a securities sale agreement, dated as of February 20, 2007, between us and Genzyme.  For additional information regarding the transaction, see the section of this prospectus titled “The Selling Security Holder.”  We will not receive any proceeds from the sale of the shares of common stock offered hereby by the selling security holder.  We have agreed to bear all expenses of registration of the common stock offered hereby.  You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” beginning on page 6 of this prospectus before you make your investment decision.

Our common stock trades on the Nasdaq Global Market under the symbol “DYAX.”  The last reported sale price of the common stock as reported on The Nasdaq Global Market on April 23, 2007 was $5.08 per share.

The selling security holder, directly or indirectly through agents, brokers or dealers designated from time to time, may sell the shares of common stock offered hereby from time to time on terms to be determined at the time of sale.  See the section of this prospectus titled “Plan of Distribution.”

Investing in our common stock involves risks and you should carefully consider those risk factors included in a prospectus supplement, if any, and our most recently filed Annual Report on Form 10-K.  See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2007

PROSPECTUS SUMMARY

This prospectus relates to the resale of 4,400,000 shares of common stock by the selling security holder identified in this prospectus under the section titled “The Selling Security Holder.”  The shares of common stock were acquired by the selling security holder on February 23, 2007 pursuant to a securities sale agreement, dated as of February 20, 2007, between us and Genzyme Corporation.  We will not receive any proceeds from the resale of shares by the selling security holder.  We have agreed to bear all expenses of registration of the common stock offered by this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission.  You should rely only on the information that we have provided or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representation.  This prospectus is an offer to resell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Note Regarding Trademarks

Dyax, the Dyax logo and EDEMA3 are registered trademarks of Dyax Corp.  EDEMA4 is a servicemark of Dyax Corp.  All other trademarks or service marks appearing in this prospectus and the documents we incorporate by reference are the property of their owners.

About Dyax Corp.

We are a biopharmaceutical company focused on the discovery, development and commercialization of novel biotherapeutics for unmet medical needs, with an emphasis on oncology and inflammatory indications.  We use our proprietary drug discovery technology to identify antibody, small protein and peptide compounds for clinical development.

Our lead product candidate, DX-88, is a recombinant form of a small protein that is currently in clinical trials for its therapeutic potential in two separate indications.  We have successfully completed three Phase 2 trials and a Phase 3 trial of DX-88 for the treatment of hereditary angioedema (HAE).  A second Phase 3 trial, known as EDEMA4, began in April 2007.  DX-88 has orphan drug designation in the U.S. and E.U., as well as Fast Track designation in the U.S. for the treatment of acute attacks of HAE.

Additionally, we have successfully completed a Phase 1/2 trial of DX-88 for the prevention of blood loss during on-pump coronary artery bypass graft (CABG) procedures.  We are initiating a Phase 2 trial for further development of DX-88 in on-pump cardiothoracic surgery (CTS), including CABG and heart valve replacement or repair procedures.

We identified DX-88 and other compounds in our pipeline using our patented phage display technology, which rapidly selects compounds that bind with high affinity and specificity to therapeutic targets.  We leverage this technology broadly with over 70 revenue generating licenses and collaborations for therapeutic discovery, as well as in non-core areas such as affinity separations, diagnostic imaging, and research reagents.

In addition to our clinical stage programs, we have 14 other product candidates in our discovery and development pipeline.  The most advanced of our product candidates is DX-2240, which is currently in preclinical development; DX-2240 is a fully human monoclonal antibody that targets the Tie-1 receptor, a protein receptor that we believe is important in the process of blood vessel formation known as angiogenesis.  DX-2240 offers a novel mechanism of action for inhibiting tumor growth, which we believe may have potential application in the treatment of various types of cancer.

All of the compounds in our pipeline were discovered using our proprietary phage display technology which rapidly generates product candidates that bind with high affinity and specificity to therapeutic targets.  Although we use this technology primarily to advance our own internal development activities, we also leverage it broadly through licenses and collaborations so that other biopharmaceutical and pharmaceutical companies can use the technology to discover and develop biopharmaceutical leads.  Through this program, which we refer to as our Licensing and Funded Research Program or LFRP, we maintain more than 70 revenue generating licenses and collaborations.  Under the LFRP, our licensees and collaborators have 13 product candidates in clinical trials that were generated from our technology and we estimate that over 70 additional product candidates are in various stages of discovery research.  We are entitled to receive milestones and/or royalties from our licensees and collaborators to the extent that any of these product candidates advance in development and are ultimately commercialized.  During 2006, we monetized and sold a substantial portion of the future revenues generated through the LFRP through 2017 to an affiliate of Paul Capital Partners for $30 million in upfront cash with an option for an additional $5 million if the LFRP achieves specified revenue levels by the end of 2008.

Our business strategy is to build a broad portfolio of biotherapeutic products developed using our proprietary phage display technology.  In the near term, we expect to focus our efforts on completing the clinical development of DX-88 for the treatment of HAE.  In addition, we are moving forward on the clinical development of DX-88 as a treatment for patients undergoing on-pump cardiothoracic surgery, and we expect to be in a position to advance one other product candidate into the clinic in 2007.  In the long term, we expect that we, together with our licensees and collaborators, will continue to use our technology and expertise to develop and commercialize new therapeutic product candidates.

We continued to incur losses in 2006 and expect to incur significant operating losses over at least the next several years.  We do not expect to generate profits unless and until the therapeutic products from our development portfolio reach the market, which can only occur after being subjected to the uncertainties of the regulatory approval process.

We incorporated in Delaware in 1989 and merged with Protein Engineering Corporation in August 1995.  Our principal executive offices are located at 300 Technology Square, Cambridge, Massachusetts, 02139 and our telephone number is (617) 225-2500.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors contained in a prospectus supplement, if any, as well as those set forth in our most recently filed periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or included in any applicable prospectus supplement.  Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business, operating results and financial condition and could result in a complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents we incorporate by reference may contain forward-looking statements, including statements about our growth and future operating results, discovery and development of products, strategic alliances and intellectual property.  Any statement that is not a statement of historical fact should be considered a forward-looking statement.  We often use words or phrases of expectation or uncertainty like “believe,” “anticipate,” “plan,” “expect,” “intent,” “project,” “future,” “may,” “will,” “could,” “would” and similar words to help identify forward-looking statements.

Forward-looking statements involve risks and uncertainties.  Our actual results could differ significantly from the results discussed in the forward-looking statements in this prospectus or the documents we incorporate by reference.  Many factors could cause or contribute to these differences, including the factors referred to above under the caption “Risk Factors.”  The forward-looking events discussed in this prospectus or any documents we incorporate by reference might not occur.  Accordingly, we caution you not place undue reliance on our forward-looking statements, which speak only as of the date on which they are made.  We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should carefully read this entire prospectus and any prospectus supplements, particularly the section entitled “Risk Factors,” before you make an investment decision.

USE OF PROCEEDS

All of the shares of common stock offered under this prospectus are being sold by the selling security holder.  We will not receive any of the proceeds from the sale of the common stock registered hereby.

THE SELLING SECURITY HOLDER

In February 2007, we issued an aggregate of 4,400,000 shares of common stock to Genzyme Corporation in a private placement transaction in connection with the termination of our collaboration with Genzyme and our purchase of all of Genzyme’s interest in Dyax-Genzyme LLC, the joint venture vehicle for our collaboration.  Since May 2002, Genzyme and we had been parties to a Collaboration Agreement pursuant to which the parties agreed to collaborate in developing DX-88 for the treatment of hereditary angiodema and other inflammatory diseases.  In accordance with the terms of our private sale to Genzyme, we are registering the 4,400,000 shares of our common stock issued to Genzyme.

The following table sets forth information regarding the shares of common stock beneficially owned by Genzyme.  Genzyme may use this prospectus for the resale of shares of common stock being registered hereunder for their account, although they are not obligated to sell any such shares.  We are not able to estimate the number of shares of common stock that will be held by Genzyme after the completion of this offering because Genzyme may offer all, some, or none of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any such shares.  The following table assumes that all of the shares of common stock being registered hereby will be sold:

	Shares of Common Stock Beneficially Owned	Number of Shares	Shares of Common Stock Beneficially Owned After the Offering (1)(2)
Selling Security Holder	Prior to the Offering	Being Offered	Number	Percent
Genzyme Corporation	4,969,820	4,400,000	569,820	*

*                    Less than 1%

(1)             Based upon 48,218,883 shares of common stock outstanding as of April 5, 2007.

(2)             Assumes that all shares of common stock being offered and registered hereunder are sold, although the selling security holder is not obligated to sell any such shares.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of Genzyme Corporation.  Genzyme, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from Genzyme as a gift, pledge or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or other legally available means.  To the extent Genzyme gifts, pledges or otherwise transfers shares offered hereby, transferees receiving such shares may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling security holders under this prospectus.  Genzyme may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holder will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling security holder may use any one or more of the following methods when disposing of shares or interests therein:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

•                  in the over-the-counter market,

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

•                  through the writing of options, whether such options are listed on an options exchange or otherwise,

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•                  an exchange distribution in accordance with the rules of the applicable exchange,

•                  privately negotiated transactions,

•                  short sales,

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise,

•                  broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share,

•                  a combination of any such methods of sale, and

•                  any other method permitted pursuant to applicable law.

Genzyme may also enter into option, loans, pledges or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to Genzyme from the sale of the shares of common stock offered by them will be the purchase price of the shares of common stock less discounts or commissions, if any. Genzyme reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Genzyme also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

Genzyme might be, and any broker-dealers that act in connection with the sale of securities may be, deemed to be “underwriters” within the meaning of Section 2(2)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer and other material facts to the transaction, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

There can be no assurance that Genzyme will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

We have advised Genzyme that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holder and its affiliates. Regulation M’s prohibition on purchases may include purchases to cover short positions by a selling security holder, and a selling shareholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M. In addition, each selling security holder will be subject to other applicable provisions of the Exchange Act and the associated rules and regulations thereunder.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling security holder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that Genzyme will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify Genzyme, subject to certain exceptions, against certain liabilities including liabilities under the Securities Act relating to the registration of the shares offered by this prospectus.  We may be indemnified by Genzyme against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by Genzyme specifically for use in this prospectus, in accordance with the related Securities Sale Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is listed on the Nasdaq Global Market.  Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market, subject (if applicable) to official notice of issuance.

LEGAL MATTERS

Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts, our legal counsel, will give us an opinion on the validity of the securities offered by this prospectus and any accompanying prospectus supplement.  Nathaniel S. Gardiner, a partner of Edwards Angell Palmer & Dodge LLP, is our corporate secretary.

EXPERTS

The financial statements, financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and proxy statements and other information with the SEC.  You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E.  Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  Our SEC filings are also available on the SEC’s website at http://www.sec.gov.  Copies of certain information filed by us with the SEC are also available on our web site at http://www.dyax.com.  The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and prior to effectiveness of this registration statement and after the date of the prospectus and before the sale of all the securities covered by this prospectus; provided, however, that we are not incorporating any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 13, 2007;

•                  our Current Reports on Forms 8-K filed with the SEC on February 26, 2007 (dated February 20, 2007) and February 21, 2007 (dated February 14, 2007);

•                  the description of our common stock contained in the prospectus included in our Registration Statement on Form S-1 (File No. 333-37394), including any amendment or reports filed for the purpose of updating such description; and

•                  the description of our preferred stock purchase rights in our registration statement on Form 8-A, filed with the SEC on June 27, 2001.

You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (617) 225-2500 or writing us at:

Investor Relations
Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by Dyax in connection with the issuance and distribution of the offered securities offered by this prospectus.

SEC registration fee	$2,609
Printing and engraving expenses	0
Legal fees and expenses	5,000
Accounting fees and expenses	2,000
Miscellaneous	391
$10,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law allows us to indemnify our directors, officers, employees and agents against actual and reasonable expenses they incur in connection with any action, suit or proceeding brought against them because they are a director, officer, employee or agent. Under Delaware law, we may pay all these expenses, provided that: (1) the person in question acted in good faith and in a manner reasonably believed to be not opposed to our best interests; and (2) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct in question was unlawful.  We shall make no indemnification in connection with any proceeding brought on our behalf where the person involved is adjudged to be liable to us, except as may be ordered by a court.

Article FIFTH of our Amended and Restated Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify anyone that we have the power to indemnify against any expenses, liabilities or other matters referred to in or covered by that section. This indemnification is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Both action in an official capacity and action in another capacity while holding office may be subject to indemnification. A person’s right to indemnification does not cease solely because that person ceases to be a director, officer, employee or agent, or because that person dies.

Article FIFTH of our Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director as a director. Notwithstanding that provision, Article FIFTH provides that a director shall be liable to the extent provided by applicable law:

•                  for breach of the director’s duty of loyalty to us or our stockholders;

•                  for acts or omissions not in good faith, or acts involving intentional misconduct or a knowing violation of law;

•                  pursuant to Section 174 of the Delaware General Corporation Law; or

•                  for any transaction from which the director derived improper personal benefit.

Article FIFTH further states that if the Delaware General Corporation Law is amended to allow further limitation of the liability of our directors or officers, then the liability of those directors or officers shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended.

Article FIFTH also stipulates that no amendment to or repeal of Article FIFTH shall apply to the liability or alleged liability of any director or officer with respect to any acts or omissions occurring prior to such amendment or repeal.

We carry insurance that covers our directors and officers against some liabilities they may incur when acting in their official capacities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index immediately following the signature page hereof.

ITEM 17. UNDERTAKINGS

(a)        The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Cambridge, Massachusetts, on April 23, 2007.

DYAX CORP.

By:	/s/ Henry E. Blair
Henry E. Blair
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Dyax Corp., hereby severally constitute and appoint Henry E. Blair, Stephen S. Galliker and Nathaniel S. Gardiner, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all pre-effective and post-effective amendments to this registration statement and any related registration statements filed pursuant to Rule 462(b), and to file the same with the Securities and Exchange Commission, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Dyax Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Henry E. Blair	Chief Executive Officer and Chairman of the Board of	April 23, 2007
HENRY E. BLAIR	Directors (Principal Executive Officer)
/s/ Stephen S. Galliker	Executive Vice President of Finance and Administration	April 23, 2007
STEPHEN S. GALLIKER	and Chief Financial Officer (Principal Financial and Accounting Officer)
	Director	April ___, 2007
CONSTANTINE E. ANAGNOSTOPOULOS
/s/ James W. Fordyce	Director	April 23, 2007
JAMES W. FORDYCE

/s/ Thomas L. Kempner	Director	April 23, 2007
THOMAS L. KEMPNER
/s/ Henry R. Lewis	Director	April 23, 2007
HENRY R. LEWIS
/s/ Susan Bayh	Director	April 23, 2007
SUSAN BAYH
/s/ David J. McLachlan	Director	April 23, 2007
DAVID J. MCLACHLAN
/s/ Mary Ann Gray	Director	April 23, 2007
MARY ANN GRAY

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-37394) and incorporated herein by reference.

4.2	Securities Sale Agreement dated February 20, 2007 between Dyax Corp. and Genzyme Corporation. Filed herewith.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Angell Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney. Included on the signature page of this Registration Statement.